EXHIBIT 32

CERTIFICATION
Pursuant to 18 U.S.C. Section 1350,
as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

We, the undersigned, certify that, to the best of our knowledge, this quarterly report on Form 10-QSB for the quarter ended June 30, 2004, of CRI HOTEL INCOME PARTNERS, L.P., and containing the financial statements, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and that the information contained in this quarterly report fairly presents, in all material respects, the financial condition and results of operations of the small business issuer.

CRI HOTEL INCOME PARTNERS, L.P.
(Small Business Issuer)
by: C.R.I., Inc.
Managing General Partner
August 13, 2004	by: /s/ William B. Dockser
DATE	William B. Dockser, Director, Chairman of the Board, and Treasurer (Principal Executive Officer)
August 13, 2004	by: /s/ Michael J. Tuszka
DATE	Michael J. Tuszka, Vice President and Chief Accounting Officer (Principal Financial Officer)

        This certification accompanies this quarterly report and is made solely for purpose of 18 U.S.C. Section 1350, subject to the knowledge standard contained therein, and not for any other purpose, and shall not be deemed filed by the small business issuer for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.